Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Citius Pharmaceuticals, Inc. of our report dated December 29, 2023, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

February 23, 2024